                                   FORM 8-K
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                               December 5, 1996

                      ROBERTS PHARMACEUTICAL CORPORATION
_______________________________________________________________________________
            (exact name of registrant as specified in its charter)

New Jersey                        1-1-432               22-2429994
__________                        _______               __________
(State or other                   (Commission           (IRS Employer
jurisdiction of                   File Number)          Identification
incorporation)                                          Number)

                              Meridian Center II
                             4 Industrial Way West
                          Eatontown, New Jersey 07724
________________________________________________________________________________
         (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: 908-389-1182

                              Meridian Center II
                             4 Industrial Way West
                          Eatontown, New Jersey 07724

_______________________________________________________________________________
         (Former name or former address, if changed from last report)


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                                      -2-

        Item 5.  Other Events
                 ____________

                Roberts Pharmaceutical Corporation announced today that it has agreed in principle to license from Lilly a developmental compound for Functional Bowel Disorders (FBD), a potentially large and generally unsatisfied gastrointestinal market. The compound, designated as LY315535, is being licensed for Roberts for the U.S., Canada, and Mexico. This agreement represents an expansion of previously announced licensing arrangements between the two companies.

        FBD may afflict 15%-20% of the world population with the corresponding annual marketplace estimated at nearly a billion days of therapy. Current therapies, ranging from dietary changes to over-the-counter medicines and prescription antispasmodics, provide limited or erratic treatment response. The LY315535 compound is a dipharmacophore, acting as both a muscarinic receptor antagonist and as a seratonin (5-HT) receptor agonist with a high degree of selectivity for the 5-HT1A receptor subtype. As a result of these two different, but synergistic modes of action on the gastrointestinal tract, this compound offers the potential to treat a wide spectrum of FBD symptoms.

        Previously, Roberts announced it has licensed from Lilly two other compounds for FBD. Those compounds included, an opioid mu receptor antagonist and a 5-HT4 receptor antagonist. With the addition of LY315535, Roberts proprietary pipeline now includes broad opportunities to develop potentially novel breakthrough drugs for FBD.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ROBERTS PHARMACEUTICAL CORPORATION
                                              __________________________________
                                                          (Registrant)

Date:  December 9, 1996                       By:   /s/ Anthony A. Rascio
                                                 ------------------------------
                                                 Anthony A. Rascio
                                                 Vice President